Exhibit 1.01
FABRINET
CONFLICT MINERALS REPORT
YEAR ENDED DECEMBER 31, 2023

I. Introduction

We provide advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers (“OEMs”) of complex products such as optical communication components, modules and sub-systems, industrial lasers, automotive components, medical devices and sensors. We offer a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, complex printed circuit board assembly, advanced packaging, integration, final assembly and testing.

Certain products that we manufacture for our customers contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. The efforts we undertook to identify the country(ies) of origin of those minerals reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps we believe reasonable under the circumstances to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe the smelters and refiners of 3TG contained in the products we manufacture for our customers are best situated to identify the sources and countries of origin of 3TG.

We do not directly manufacture products but “contract to manufacture” branded and generic products containing 3TG on behalf of our customers. Our due diligence efforts were undertaken on the exclusive and/or privately-branded products sourced directly by and manufactured for us in 2023.

II. Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers were asked to provide answers to the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) (“RBA”) / Global e-Sustainability Initiative (GeSI) Conflict Minerals Common Reporting Template reflecting Fabrinet’s position in the supply chain (the “CMRT”). The CMRT includes questions regarding a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners and the origin of 3TG used by those facilities. The CMRT is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Utilizing a third-party service provider to assist with our RCOI, our service provider reviewed the responses received to the questionnaires for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. Our service provider also performed smelter/refiner validation based on the names of the provided smelter/refiner. Based on the RCOI, we do not have sufficient information from our direct suppliers to determine the sources of the necessary 3TG contained in the products we manufacture for our customers.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III. Due Diligence Program

We designed our overall conflict minerals procedures based on, and in conformity with the five-step framework of set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. We implemented appropriate elements of the five-step framework as were reasonably applied to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. The five-step framework consists of:

(1) Establish strong company management systems:
•We adopted and published our Conflict Minerals Sourcing Policy, a copy of which is publicly available on our website at fabrinet.com/services/supply-chain.
•We created a conflict minerals task force led by our supply chain management organization to implement our Conflict Minerals Sourcing Policy.
•We communicated our Conflict Minerals Sourcing Policy to our direct suppliers.
•We have conducted awareness sessions concerning the commitments and requirements expected of our suppliers.

(2) Identify and assess risks in the supply chain:
•We identified direct suppliers that supply product or material that may contain conflict minerals.
•We engaged a third-party service provider to perform the RCOI as follows:
–conducted supplier surveys using the CMRT
–reviewed responses to the CMRT for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.
–compared smelters and refiners identified by suppliers to the Responsible Minerals Initiative’s (“RMI”) list of validated conflict free facilities for initial risk screening.

(3) Design and implement a strategy to respond to identified risks:
•We reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable).
•Using a third-party service, we compared smelters and refiners identified by suppliers to the RMI lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities” and conducted our own supplemental research on smelters and refiners.
•We developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

(4) Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:
•We do not perform or direct audits of 3TG smelters or refiners. We rely on audits conducted by third parties through our membership in the RBA, supplier self-disclosures of certification status, and our policy and procurement practices that encourage suppliers to purchase materials from audited smelters and refiners.

(5) Report on supply chain due diligence:
•We communicated our Conflict Minerals Report on our website at fabrinet.com/services/supply-chain.

IV. Product Determination

We received inconclusive data from our direct suppliers, and our material source information is still developing. Therefore, we are unable to make a definitive determination about the sources of 3TG in the products we manufacture for our customers. At the same time, we received no information from our direct suppliers indicating that the 3TG in our Covered Products (as defined below) directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo and the adjoining countries of Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. Some suppliers disclosed to us that scrap or recycled sources of 3TG were identified in their supply chains and did not require due diligence.

V. Product Description

Our customer base includes companies in complex industries that require advanced precision manufacturing capabilities, such as optical communications, industrial lasers and sensors. The products that we manufacture for our OEM customers include: selective switching products; tunable lasers, transponders and transceivers; active optical cables; solid state, diode-pumped, gas and fiber lasers; and sensors (collectively, the “Covered Products”).

We identified the following smelters and refiners that have achieved Conflict Free designation by the RMI or an audit program with which RMI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information. We were unable to definitively link the identified smelters and refiners to only those products and materials in our supply chain; therefore, the following list likely contains more processing facilities than are actually in our supply chain or Covered Products.

Mineral	Verified Smelters
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Agosi AG
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	DSC (Do Sung Corporation)
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	LT Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.

Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	L'azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	MKS PAMP SA
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Royal Canadian Mint
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	SAFINA A.S.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Korea Zinc Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Abington Reldan Metals, LLC
Gold	L'Orfebre S.A.
Gold	Italpreziosi
Gold	WIELAND Edelmetalle GmbH
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Bangalore Refinery
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	NH Recytech Company
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	WEEEREFINING
Gold	Gold by Gold Colombia
Gold	Coimpa Industrial LTDA
Gold	GG Refinery Ltd.
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	DSC (Do Sung Corporation)
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	LT Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asahi Refining Canada Ltd.
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc

Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	L'azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	MKS PAMP SA
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Precinox S.A.
Gold	Rand Refinery (Pty) Ltd.
Gold	Royal Canadian Mint
Gold	SEMPSA Joyeria Plateria S.A.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Torecom
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	SAFINA A.S.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	T.C.A S.p.A
Gold	REMONDIS PMR B.V.
Gold	Korea Zinc Co., Ltd.

Gold	TOO Tau-Ken-Altyn
Gold	Abington Reldan Metals, LLC
Gold	L'Orfebre S.A.
Gold	Italpreziosi
Gold	WIELAND Edelmetalle GmbH
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Bangalore Refinery
Gold	SungEel HiMetal Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	NH Recytech Company
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	WEEEREFINING
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	5D Production OU
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Lianyou Resources Co., Ltd.

VI. Countries of Origin Identified

Andorra, Australia, Austria, Belgium, Bermuda, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Estonia, France, Georgia, Germany, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Korea (Republic of), Malaysia, Mexico, Mongolia, Morocco, Mozambique, Netherlands, Peru, Philippines, Poland, Saudi Arabia, Senegal, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Turkey, United States, Uzbekistan, Vietnam. Covered Countries were identified only for RMI audited facilities.

VII. Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. We will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these minerals will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New products will be reviewed for conflict minerals conformance during initial qualification. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VIII. Independent Private Sector Audit

Not required for calendar year 2023.